Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of February 10, 2010, among Deerfield Resources, Ltd., a Nevada corporation (the “Company”), and each signatory hereto (each, an “Investor” and collectively, the “Investors”).

R E C I T A L S

WHEREAS, the Company and the Investors are parties to Subscription Agreements (the “Subscription Agreements”) entered into in connection with a private placement offering (the “Offering”) described in the Confidential Private Placement Memorandum, dated January 14, 2010 (the “PPM”), as such may be amended and supplemented from time to time; and

WHEREAS, the Investors’ obligations under the Subscription Agreements are conditioned upon the registration under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to this Agreement, of the securities issued in connection with the Offering.

NOW, THEREFORE, in consideration of the promises, covenants and conditions set forth herein, the parties hereto hereby agree as follows:

1.

Registration Rights.

1.1

Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

(a)

“Commission” means the United States Securities and Exchange Commission.

(b)

“Common Stock” means the Company’s common stock, par value $0.001 per share.

(c)

“Effectiveness Date” means the date that is one hundred and eighty (180) days after the Trigger Date.

(d)

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(e)

“Filing Date” means the date that is ninety (90) days after the Trigger Date.

(f)

“Investor” means any person owning Registrable Securities who becomes party to this Agreement by executing a counterpart signature page hereto, or other agreement in writing to be bound by the terms hereof, which is accepted by the Company.

(g)

The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a Registration Statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such Registration Statement or document.

(h)

“Registration Statement” means any registration statement required to be filed in accordance with this Agreement to register the Registrable Securities including the prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference therein.

(i)

“Registrable Securities” means (i) the Shares and (ii) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event, or any exercise price adjustment with respect to any of the Common Stock underlying the Warrants; provided, however, that Registrable Securities shall not include any securities of the Company that have previously been registered and remain subject to a currently effective Registration Statement or which have been sold to the public either pursuant to a Registration Statement or Rule 144, or which have been sold in a private transaction in which the transferor’s rights under this Section 1 are not assigned, or which may be sold immediately without registration under the Securities Act and without volume restrictions pursuant to Rule 144.

(j)

“Rule 144” means Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(k)

“Rule 415” means Rule 415 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(l)

“Shares” means the shares of Common Stock issued pursuant to the Subscription Agreements and issuable upon exercise of the Warrants.

(m)

“Trigger Date” means the later of the final Closing Date or the Termination Date (as such terms are defined in the Subscription Agreement).

(n)

“Warrants” means five-year warrants to purchase Common Stock issued pursuant to the Subscription Agreements and issued to any Placement Agents (as defined in the PPM).

1.2

Company Registration.

(a)

On or prior to the Filing Date the Company shall prepare and file with the Commission a Registration Statement covering the Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415 (such initial Registration Statement, together with any additional Registration Statements to be filed pursuant to Section 2(b) below, each a “Mandatory Registration Statement”). The Mandatory Registration Statement shall be on Form S-1 and shall contain the “Plan of Distribution” attached hereto as Annex A. The Company shall cause the Mandatory Registration Statement to become effective and remain effective as provided herein. The Company shall use commercially reasonable efforts to cause the Mandatory Registration Statement to be declared effective under the Securities Act as soon as possible and, in any event, by no later than the Effectiveness Date. The Company shall use commercially reasonable efforts to keep the Mandatory Registration Statement continuously effective under the Securities Act until all Registrable Securities covered by such Mandatory Registration Statement have been sold, or may be sold without the requirement to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, as determined by the counsel to the Company (the “Effectiveness Period”).

(b)

The Company shall pay to Investors a fee of 1% per month of the Investors’ investment, payable in cash, for every thirty (30) day period up to a maximum of 6%, (i) following the Filing Date that the Mandatory Registration Statement has not been filed and (ii) following the Effectiveness Date that the Mandatory Registration Statement has not been declared effective; provided, however, that the Company shall not be obligated to pay any such liquidated damages if the Company is unable to fulfill its registration obligations as a result of rules, regulations, positions or releases issued or actions taken by the Commission pursuant to its authority with respect to “Rule 415,” and the Company registers at such time the maximum number of shares of Common Stock permissible upon consultation with the staff of the Commission; provided, further, that the Company shall not be obligated to pay any liquidated damages for its failure to file a Mandatory Registration Statement on or before the Filing Date at any time following the one year anniversary of the final Closing Date.

(c)

If at any time during the Effectiveness Period, the number of Registrable Securities at any time exceeds the number of shares of Common Stock then registered in a Mandatory Registration Statement, the Company shall file as soon as reasonably practicable an additional Registration Statement covering the resale by the Investors of not less than 30% of the number of such Registrable Securities.

(d)

The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to this Section 1.2 for each Investor, including (without limitation) all registration, filing and qualification fees, printer’s fees, accounting fees and fees and disbursements of counsel for the Company, but excluding any brokerage or underwriting fees, discounts and commissions relating to the Registrable Securities, or fees and disbursements of counsel for the Investors.

(e)

If at any time during the Effectiveness Period there is not an effective Mandatory Registration Statement covering all of the Registrable Securities, then the Company shall notify each Investor in writing at least ten (10) days prior to the filing of any registration statement under the Securities Act, in connection with a public offering of shares of Common Stock (including, but not limited to, registration statements relating to secondary offerings of securities of the Company but excluding any registration statements (i) on Form S-4 or S-8 (or any successor or substantially similar form), or of any employee stock option, stock purchase or compensation plan or of securities issued or issuable pursuant to any such plan, or a dividend reinvestment plan, (ii) otherwise relating to any employee, benefit plan or corporate reorganization or other transactions covered by Rule 145 promulgated under the Securities Act, or (iii) on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the resale of the Registrable Securities) and will afford each Investor an opportunity to include in such registration statement (each a “Piggyback Registration Statement”) all or part of the Registrable Securities held by such Investor. In the event an Investor desires to include in any such Piggyback Registration Statement all or any part of the Registrable Securities held by such Investor, the Investor shall within five (5) days after the delivery of the above-described notice from the Company, so notify the Company in writing, including the number of such Registrable Securities such Investor wishes to include in such Piggyback Registration Statement. If an Investor decides not to include all of its Registrable Securities in any Registration Statement thereafter filed by the Company such Investor shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by the Company with respect to the offering of the securities, all upon the terms and conditions set forth herein.

(f)

The right of any such Investor’s Registrable Securities to be included in any Piggyback Registration Statement pursuant to Section 1(e) above in connection with an underwritten offering, shall be conditioned upon such Investor’s participation in such underwritten offering and the inclusion of such Investor’s Registrable Securities in the underwritten offering to the extent provided herein. All Investors proposing to distribute their Registrable Securities through such underwritten offering shall enter into an underwriting agreement in customary form with the managing underwriters selected by the Company for such underwriting and complete and execute any questionnaires, powers of attorney, indemnities, securities escrow agreements, custody agreements, lock-up agreements, and other documents reasonably required under the terms of such underwriting, and furnish to the Company such information in writing as the Company may reasonably request for inclusion in the Piggyback Registration Statement. Notwithstanding any other provision of this Agreement, if at any time in connection with an underwritten offering, the managing underwriters determine in good faith that marketing factors require a limitation on the number of shares to be included in a Piggyback Registration Statement pursuant to Section 1(e) above, then the managing underwriters may exclude shares (including Registrable Securities) from the Piggyback Registration Statement and the underwritten offering, and any Shares included in the Piggyback Registration Statement and the underwritten offering shall be allocated, first, to the Company, and second, to each of the Investors requesting inclusion of their Registrable Securities in such Piggyback Registration Statement on a pro rata basis based on the total number of Registrable Securities then held by each such Investor that is requesting inclusion. If any Investor disapproves of the terms of any such underwritten offering that is undertaken in compliance with the terms hereof, such Investor may elect to withdraw therefrom by providing written notice to the Company and the underwriter, delivered at least ten trading days prior to the effective date of the Piggyback Registration Statement. Any Registrable Securities excluded or withdrawn from such underwritten offering shall be excluded and withdrawn from the Piggyback Registration Statement. By electing to include Registrable Securities in the Piggyback Registration Statement, if any, the Investor shall be deemed to have agreed not to effect any sale or distribution of securities of the Company of the same or similar class or classes of the securities included in the Registration Statement or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act, during such periods as reasonably requested by the managing underwriter (but in no event for a period longer than 60 days following the effective date of the Piggyback Registration Statement).

1.3

Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)

Prepare and file with the Commission a Registration Statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such Registration Statement to become effective and to keep such Registration Statement effective during the Effectiveness Period;

(b)

Prepare and file with the Commission such amendments and supplements to such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement;

(c)

Furnish to the Investors such numbers of copies of the prospectus that is part of such Registration Statement (the “Prospectus”), including any preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them (provided that the Company would not be required to print such Prospectuses if readily available to Investors from any electronic service, such as on the EDGAR filing database maintained at www.sec.gov);

(d)

Use commercially reasonable efforts to register and qualify the securities covered by such Registration Statement under such other securities’ or blue sky laws of such jurisdictions as shall be reasonably requested by the Investors; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e)

In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering (each Investor participating in such underwriting shall also enter into and perform its obligations under such an agreement);

(f)

Promptly notify each Investor holding Registrable Securities covered by such Registration Statement at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, within one business day, (i) of the effectiveness of such Registration Statement, or (ii) of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(g)

Cause all such Registrable Securities registered pursuant hereto to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Company are then listed; and

(h)

Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

1.4

Furnish Information. It shall be a condition precedent to the Company’s obligations to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Investor, that such Investor shall furnish to the Company such information regarding such Investor, the Registrable Securities held by such Investor, and the intended method of disposition of such securities, in the form attached to this Agreement as Annex B, or as otherwise reasonably required by the Company or the managing underwriters, if any, to effect the registration of such Investor’s Registrable Securities.

1.5

Delay of Registration. No Investor shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.6

Indemnification.

(a)

To the extent permitted by law, the Company will indemnify and hold harmless each Investor, any underwriter (as defined in the Securities Act) for such Investor and each person, if any, who controls such Investor or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject under the Securities Act, the Exchange Act or other federal or state securities law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto (collectively, the “Filings”), (ii) the omission or alleged omission to state in the Filings a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay any legal or other expenses reasonably incurred by any person to be indemnified pursuant to this Section 1.6(a) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 1.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Investor, underwriter or controlling person; and provided further that, in no event shall any indemnity under this subsection 1.6(a) exceed the investment amount received by the Company from such Investor in the Offering.

(b)

To the extent permitted by law, each Investor will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, any underwriter, any other Investor selling securities in such Registration Statement and any controlling person of any such underwriter or other Investor, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject under the Securities Act, the Exchange Act or other federal or state securities law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Investor expressly for use in connection with such registration; and each such Investor will pay any legal or other expenses reasonably incurred by any person to be indemnified pursuant to this Section 1.6(b) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 1.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Investor (which consent shall not be unreasonably withheld); provided, however, in no event shall any indemnity under this subsection 1.6(b) exceed the net proceeds received by such Investor upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)

Promptly after receipt by an indemnified party under this Section 1.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.6, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.6.

(d)

If the indemnification provided for in Sections 1.6(a) and (b) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such loss, liability, claim or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall any Investor be required to contribute an amount in excess of the net proceeds received by such Investor upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(e)

The obligations of the Company and Investors under this Section 1.6 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Section 1, and otherwise.

1.7

Reports Under Securities Exchange Act. With a view to making available the benefits of certain rules and regulations of the Commission, including Rule 144, that may at any time permit an Investor to sell securities of the Company to the public without registration or pursuant to a registration on Form S-1, the Company agrees to:

(a)

make and keep public information available, as those terms are understood and defined in Rule 144, at all times after one hundred and eighty (180) days after the Trigger Date;

(b)

take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Investors to utilize Form S-1 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the Registration Statement is declared effective;

(c)

file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(d)

furnish to any Investor, so long as the Investor owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) calendar days after the Trigger Date), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-1 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Investor of any rule or regulation of the Commission that permits the selling of any such securities without registration or pursuant to such form.

1.8

Transfer or Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be transferred or assigned, but only with all related obligations, by an Investor to a transferee or assignee who (a) acquires at least twenty (20%) of the Units issued in the Offering (subject to appropriate adjustment for stock splits, stock dividends and combinations) from such transferring Investor, unless waived in writing by the Company, or (b) holds Registrable Securities immediately prior to such transfer or assignment; provided, that in the case of (a), (i) prior to such transfer or assignment, the Company is furnished with written notice stating the name and address of such transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement and (iii) such transfer or assignment shall be effective only if immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

2.

Legend.

(a)

Each certificate representing Shares of Common Stock held by the Investors shall be endorsed with the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THIS CERTIFICATE THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE WITH RESPECT TO SUCH TRANSFER. ANY SUCH TRANSFER MAY ALSO BE SUBJECT TO COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.”

(b)

The legend set forth above shall be removed, and the Company shall issue a certificate without such legend to the transferee of the Shares represented thereby, if, unless otherwise required by state securities laws, (i) such Shares have been sold under an effective Registration Statement under the Securities Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, reasonably acceptable to the Company, to the effect that such sale, assignment or transfer is being made pursuant to an exemption from the registration requirements of the Securities Act, or (iii) such holder provides the Company with reasonable assurance that the Shares are being sold, assigned or transferred pursuant to Rule 144 or Rule 144A under the Securities Act.

3.

Miscellaneous.

3.1

Governing Law. The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Agreement shall be adjudicated only before a federal court located in the State of New York and they hereby submit to the exclusive jurisdiction of the federal and state courts of the State of New York with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Agreement or any acts or omissions relating to the registration of the securities hereunder, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth below or such other address as the undersigned shall furnish in writing to the other.

3.2

Waivers and Amendments. This Agreement may be terminated and any term of this Agreement may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and Investors holding at least a majority of the Registrable Securities then outstanding (the “Majority Investors”). Notwithstanding the foregoing, additional parties may be added as Investors under this Agreement, and the definition of Registrable Securities expanded, with the written consent of the Company and the Majority Investors. No such amendment or waiver shall reduce the aforesaid percentage of the Registrable Securities, the holders of which are required to consent to any termination, amendment or waiver without the consent of the record holders of all of the Registrable Securities. Any termination, amendment or waiver effected in accordance with this Section 3.2 shall be binding upon each holder of Registrable Securities then outstanding, each future holder of all such Registrable Securities and the Company.

3.3

Successors and Assigns. Except as otherwise expressly provided for herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

3.4

Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein.

3.5

Notices. All notices and other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:30 p.m. (Eastern Time) on a Business Day, (b) the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a business day or later than 5:30 p.m. (Eastern Time) on any date and earlier than 11:59 p.m. (Eastern Time) on such date, (c) the business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	SanJun Industrial Park, HuaWang Road
Dalang, Longhua Town
Shenzhen, 518109, China
Fax: +86-755-2810 9421
Attention: Chief Executive Officer

with a copy (for	Pillsbury Winthrop Shaw Pittman LLP
informational	50 Fremont Street
purposes only) to:	San Francisco, CA 94105-2228
Tel: 415.983.1523
Fax: 415.983.1200
Attention: Scott C. Kline

If to the Investor:	To the address set forth on such Investor’s signature page to the
Subscription Agreement

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

3.6

Interpretation. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

3.7

Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of the Agreement shall be interpreted as if such provision were so excluded, and shall be enforceable in accordance with its terms.

3.8

Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor hereunder are several and not joint with the obligations of any other Investor hereunder, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Investor shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

3.9

Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

3.10

Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, as of the date, month and year first set forth above.

COMPANY:

DEERFIELD RESOURCES, LTD.

By: _______________________________
Name: Xiangjun Liu
Title: Chief Executive Officer

[COMPANY SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the undersigned Investor has executed this Agreement as of the date, month and year that such Investor became the owner of Registrable Securities.

INVESTOR:

___________________________________

By: ________________________________
Name
Title:

Address:

___________________________________

Telephone:
___________________________________

Facsimile:
___________________________________

Email:
___________________________________

[INVESTOR COUNTERPART SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

Annex A

Plan of Distribution

Each selling stockholder of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the trading market or quotation system on which the Company’s Common Stock is listed, traded or quoted (the “Principal Market”) or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  an exchange distribution in accordance with the rules of the applicable exchange;

  privately negotiated transactions;

  settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part:

  broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

  a combination of any such methods of sale; or

  any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such brokerdealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933, as amended. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed six and one-half percent (6.5%) .

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933, as amended.

Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, they will be subject to the prospectus delivery requirements of the Securities Act of 1933, as amended, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without the requirement to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144 or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act of 1933, as amended).